Exhibit 2.2

ARTICLES OF INCORPORATION OF MAX INTERNATIONAL, INC. (a Utah corporation)

I, the undersigned, acting as the incorporator under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for Max International, Inc. (the “Corporation”):

ARTICLE 1
NAME

The name of the Corporation is Max International, Inc.

ARTICLE 2

PURPOSE AND DURATION

The Corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be organized under the Utah Revised Business Corporation Act (the “Act”). The duration of the Corporation is perpetual.

ARTICLE 3

INITIAL REGISTERED OFFICE AND AGENT

The address of the Corporation’s initial registered office shall be 68 South Main Street, 9th Floor, Salt Lake City, Utah 84101. The name of the Corporation’s initial registered agent at that address is Joseph F. Voyticky.

ARTICLE 4
DURATION

The duration of the Corporation is perpetual.

ARTICLE 5

CAPITAL STOCK

Section 1. Authorized Capital. The total number of shares which the Corporation is authorized to issue is 100,000,000 shares consisting of (i) 90,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of which 75,000,000 shares of Class A Common Stock, as described herein, is authorized to be issued and 15,000,000 shares of Class B Common Stock, as described herein, is authorized to be issued (ii) 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Section 2. Rights and Classes of Common Stock.

(i)           Two Classes. The Common Stock of the Corporation shall be divided into two separate classes, Class A Common Stock (“Class A Common Stock”) and Class B Convertible Common Stock (“Class B Common Stock”), with each class having the rights set forth herein and under the Act. The Board of Directors shall determine which class of Common Stock may be issued by the Corporation from time to time provided that the aggregate number of all outstanding shares of Common Stock shall not exceed the limit set forth in clause (i) of Section 1 of this Article 5. The Corporation intends to issue Class B Common Stock to the initial stockholders of the Corporation and the Corporation need not have any Class A Common Stock issued or outstanding prior to the date the Board of Directors authorizes the issuance of any such Class A Common Stock.

(ii)           Conversion Right with Respect to Class B Common Stock. The holders of the Class B Common Stock shall have conversion rights as follows (the “Conversion Rights”):

(A)           Timing and Conversion Ratio. Beginning on the date which is 270 days following the initial issuance by the corporation of Class A Common Stock (the “Class B Conversion Right Date”), each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time on or after the Class B Conversion Right Date, and without the payment of additional consideration by the holder thereof, on a one-for-one basis into fully paid and non-assessable shares of Class A Common Stock. Any share of Class B Common Stock that is converted pursuant to an exercise of the Conversion Rights shall no longer be deemed outstanding and shall not be counted for purposes of determining the number of authorized shares of Common Stock permitted in accordance with Section 1 of this Article 5 and the shares of Class A Common Stock issued upon such conversion shall then be counted as issued for such purposes immediately upon conversion. All rights with respect to such shares of Class B Common Stock so converted shall immediately cease and terminate at the Conversion Time (defined herein), except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. For the avoidance of doubt, as the Class A Common Stock and Class B Common Stock receive dividends on a pari passu basis, any such payment of any declared but unpaid dividend due with respect to any converted share of Class B Common Stock shall be made without duplication of any payment made or to be made with respect to the share of Class A Common Stock into which it was converted.

(B)           Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Class B Common Stock.

(C)            Notice of Conversion. In order for a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class B Common Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lot certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of shares of Class B Common Stock represented by the surrendered certificate that were not converted into Class A Common Stock and (ii) pay all declared but unpaid dividends on the shares of Class B Common Stock converted; provided that, for the avoidance of doubt, any such payment of any declared but unpaid dividend due with respect to any converted share of Class B Common Stock shall be made without duplication of any payment made or to be made with respect to the share of Class A Common Stock into which it was converted and the Corporation may delay payment thereof until the date on which the Corporation is otherwise paying such dividends to the holders of Common Stock generally.

(D)           Reservation of Shares. The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles of Incorporation.

(E)            Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Class B Common Stock pursuant to this clause (ii) of Section 2 of Article 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

Section 3. Rights and Classes of Preferred Stock.

(i)            Designation of New Preferred. The Preferred Stock may be issued from time to time and in one or more classes and/or series, as designated, determined and approved by the Board of Directors, pursuant to the authority granted under Section 16-10a-1002(1)(e) of the Act and within the limits set forth in Section 16-10a-602 of the Act. The Board of Directors of the Corporation is further authorized to designate and determine or alter or revoke the rights, preferences, and privileges (including, without limitation, the voting, dividend, conversion and liquidation rights), and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued class or any wholly unissued series of Preferred Stock. Such powers, preferences and rights, and any qualifications, limitations or restrictions on any class or series of Preferred Stock shall be established by one or more resolutions or unanimous written consents of the Board of Directors (with respect to any given class or series of Preferred Stock, its “Designation”). In addition, the Board of Directors may increase or decrease the number of authorized shares of any such class or series of Preferred Stock, and to fix the number of authorized shares of any class or Series of Preferred Stock, whether before or after the issuance of shares of such class or series of Preferred Stock; provided that any increase or decrease in such number shall not be (i) above the total number of authorized shares of Preferred Shares available for designation as a part of such class or series or (ii) below the number of shares of any such class or series of Preferred Stock then outstanding. In the event that the number of authorized shares of any class or series of Preferred Stock shall be so decreased, the authorized shares constituting such decrease shall resume the status which such shares had prior to the adoption of the Designation to which they were previously subject and such shares may later be included in a subsequent Designation (or a subsequent alteration of a previously existing Designation).

(ii)           Series A Convertible Redeemable Preferred Stock. Of the Preferred Stock authorized to be issued under these Articles of Incorporation, the Corporation is authorized to issue, when directed by the Board of Directors, up to 2,000,000 shares of Preferred Stock, with a par value of $0.001 per share and designated as “Series A Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”) with the rights, preferences, powers and privileges, and restrictions, qualifications and limitation, set forth in Attachment A to these Articles of Incorporation, which attachment is hereby incorporated by reference as set forth in full herein. Attachment A shall be deemed to be the “Designation” with respect to the Series A Preferred Stock for all purposes under these Articles of Incorporation.

(iii)          Series B 10% Convertible Redeemable Preferred Stock. Of the Preferred Stock authorized to be issued under these Articles of Incorporation, the Corporation is authorized to issue, when directed by the Board of Directors, up to 2,000,000 shares of Preferred Stock, with a par value of $0.001 per share and designated as “Series B 15% Convertible Redeemable Preferred Stock” (the “Series B Preferred Stock”) with the rights, preferences, powers and privileges, and restrictions, qualifications and limitation, set forth in Attachment B to these Articles of Incorporation, which attachment is hereby incorporated by reference as set forth in full herein. Attachment B shall be deemed to be the “Designation” with respect to the Series B Preferred Stock for all purposes under these Articles of Incorporation.

Section 4. Voting Rights.

(i)           Common Stock. Except as otherwise provided in this Section 4 of Article 5 or as otherwise required by applicable law, (A) the holders of each share of Class A Common Stock shall be entitled to one vote for each such share held and (B) the holders of each share of Class B Common Stock shall be entitled to two votes for each such share held on all matters to be voted on by the Corporation’s stockholders, including the election of directors to the Board of Directors, and voting together as a single class; except that:

(A)           no share of Class A Common Stock shall grant its holder any right to vote on any amendment to or alteration of the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed on the Class B Common Stock (as set forth in, or to be set forth in, these Articles of Incorporation);

(B)            no share of Common Stock shall grant its holder any right to vote on any amendment to or alteration of the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed on any class or series of Preferred Stock (as set forth in the Designation for such class or series), whether or not shares thereof are outstanding, unless the related Designation expressly states that the holders of Common Stock must vote to approve such amendments or alterations; and

(C)            in the event that any Designation for a given class or series of Preferred Stock reserves to the holders of that class or series the right to separately appoint or vote on one or more separate directors on the Board of Directors to represent the holders of that class or series (a “Specially Designated Director”), no share of Common Stock shall grant its holder any right to vote on the director filling that position.

(ii)         Preferred Stock. Except as otherwise provided in this Section 4 of Article 5 or as otherwise required by applicable law, the holders of each share of any class or series of Preferred Stock shall have such voting rights as are described in with respect to such class or series or in the Designation for such class or series; except that:

(A)           no share of Preferred Stock of any one class or series shall grant its holder any right to vote on any amendment to or alteration of the powers, preferences and rights or the qualifications, limitations and restrictions granted to or imposed on the Class B Common Stock or any other class or series of Preferred Stock (as set forth in these Articles of Incorporation or in the Designation for such other class or series), whether or not shares of the Class B Common Stock or such other class or series are outstanding, unless the related Designation for such other class or series of Preferred Stock expressly indicates otherwise; and

(B)            in the event that any Designation for a given class or series of Preferred Stock reserves to the holders of that class or series the right to appoint or vote on one or more Specially Designated Directors to represent the holders of that class or series, no share of Preferred Stock from any other class or series shall grant its holder any right to vote on the director filling that position, unless the Designation allowing for the appointment of such Specially Designated Director expressly indicates otherwise.

(iii)         No Cumulative Voting. No stockholder entitled to vote at an election of for directors on the Board of Directors may cumulate votes to which such stockholder is entitled.

(iv)         Voting Groups of Non-Voting Shares. In reliance on Section 16-10a-1004(5) of the Act, except to the extent expressly indicated in any Designation, with respect to any class or series of capital stock of the Corporation that shall be designated as non-voting or otherwise as having no voting rights, holders of shares of such series or class of capital stock shall not be entitled to vote (as a separate voting group, as a joint voting group under Section 16-10a-1004(3) of the Act, or otherwise) on those matters contemplated in Section 16-10a-1004 of the Act or on any other matter.

Section 5. Dividends and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor. Shares of any class or series of Preferred Stock shall be entitled to receive dividends or distributions in accordance with the applicable Designation for each.

Section 6. Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably, on a per share basis, all assets of the Corporation available for distribution to its stockholders, without distinction between shares of Class A Common Stock and Class B Common Stock.

Section 7. No Preemptive Rights. No shareholder shall have any preemptive rights with respect to unissued shares of the Corporation’s unissued stock under these Articles unless (i) expressly arising under binding written agreement approved by the Board of Directors or (ii) as expressly indicated in any Designation.

ARTICLE 6
BYLAWS

Except as otherwise provided in these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation (the “Bylaws”). Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, the Bylaws of the Corporation shall not be adopted, amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of two-thirds (2/3) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on the matter.

ARTICLE 7
DIRECTORS

Section 1. Number of Directors. Except as otherwise provided in these Articles of Incorporation, the number of directors which shall constitute the Board of Directors from time to time shall be as specified in accordance with the Bylaws (and shall initially consist of the three Initial Directors in accordance with Section 6 of this Article 7). The number of directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease may have the effect of shortening the term of any incumbent director.

Section 2. Election and Term of Office. Other than as expressly required in any Designation with respect to a Specially Designated Director, the directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at an annual meeting of the Corporation’s stockholders and who are entitled to vote in the election of such directors. Each director shall hold office from the date of his or her election (or appointment) until the next meeting of the Corporation’s shareholders, unless otherwise specified in the relevant Designation with respect to any Specially Designated Director, or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. In the event a vacancy on the Board of Directors shall exist with respect to any Specially Designated Director, such vacancy shall be filled, to the extent possible, solely by a majority vote of the other Specially Designated Directors then on the Board who represent the same class or series of stockholders as those entitled to elect a new Specially Designated Director to fill that vacancy.

Section 4. Removal of Directors. Any director may be removed from office at any time for cause at a meeting of the stockholders called for that purpose, but only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally on the election of the director or directors to be removed.

Section 5. Specially Designated Directors. For the avoidance of doubt, with respect to any Specially Designated Director, in the event of a conflict between any provision of this Article 7 and the terms of the Designation pursuant to which such Specially Designated Director was appointed, the terms of the Designation shall control.

Section 6. Initial Directors. Notwithstanding the foregoing and for the avoidance of doubt, each of Joseph F. Voyticky, James Stevralia and Keenyn McFarlane is hereby appointed as the initial directors to the Board of Directors (each an “Initial Director” and together the “Initial Directors”), without the need for a meeting or the prior consent of the Board of Directors or the Corporation’s shareholders, and the Initial Directors shall have the authority to adopt Bylaws for the Corporation, setting forth the size of the Board of Directors, and thereafter appoint other directors to the Board of Directors, consistent with such Bylaws, with each of the Initial Directors and each other director appointed thereby to serve until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. The Bylaws adopted or amended by the Initial Directors or any subsequently appointed or elected directors may specify or fix the number of directors sitting on the board or establish a variable range for the size of the board of directors by fixing a minimum and maximum number of directors. If a range is established, the number of directors may be fixed or changed from time to time within such range by the board of directors, provided however that at all times after shares of any class or series of stock of the Corporation are issued, and for as long as the Corporation has at least three shareholders entitled to vote for the election of directors, the board of directors shall consist of a minimum of three individuals.

ARTICLE 8

MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held within or without the State of Utah, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of Utah applicable to the Corporation) outside the State of Utah at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation, for any purpose or purposes, (i) may be called by the Chairman of the Board of Directors (if one is appointed in accordance with the Bylaws) or the President or Chief Executive Officer of the Corporation, (ii) by the Chief Executive Officer or Secretary of the Corporation at the request of a majority of the members of the Board of Directors, and (iii) by any other person expressly empowered to do so under Utah law. Any notice sent calling for such a special meeting of the Corporation’s shareholders shall state the purpose or purposes of the proposed meeting. A special meeting of the Corporation’s stockholders may not be called by any other person or persons unless otherwise permitted under the Bylaws. Business transacted at any special meeting shall be limited to the purpose or purposes stated in a notice of that special meeting delivered to the stockholders of the Corporation entitled to vote at such meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a meeting of stockholders and not by written consent in lieu of a meeting except to the extent permitted in the next sentence. Notwithstanding the foregoing, with the express prior approval of the Board of Directors, an action of the stockholders that might be taken at a special or annual meeting may be taken without a meeting if a consent or consents in writing which otherwise comply with the requirements of the Act (or any successor law thereto), setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE 9

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under the Act and Utah law. If the Act and/or Utah law is amended at any time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law, as so amended.

Section 2. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or its subsidiaries or affiliates or, while a director or officer of the Corporation or its subsidiaries or affiliates, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, or other penalties and amounts paid or to be paid as damages or in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article 9 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this Article 9 shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial or arbitral decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or its subsidiaries and affiliates with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

Section 3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section 2 of this Article 9 shall be made promptly, and in any event within 60 days (or, in the case of an advance of expenses, 20 days, provided that the director or officer has delivered the undertaking contemplated by Section 2 of this Article 9), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article 9 is required, and the Corporation fails to respond within 45 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 60 days (or, in the case of an advance of expenses, 20 days, provided that the director or officer has delivered the undertaking contemplated by Section 2 of this Article 9), the right to indemnification or advances as granted by this Article 9 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such obligation and any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 2 of this Article 9, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this Article 9 shall be the same procedure set forth in this Section 3 for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

Section 4. Amendment. Any amendment, repeal or modification of this Article 9 or the adoption of any provision of these Articles of Incorporation inconsistent with this Article 9 by the stockholders of the Corporation shall not apply to or adversely affect any right or protection or increase the liability of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE 10

MISCELLANEOUS

Section 1. Choice of Forum and Exclusivity. Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Utah located in Salt Lake County (or, if such courts do not have jurisdiction, the U.S. District Court for the District if Utah located in Salt Lake City, Utah) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the Act, these Articles of Incorporation or the Bylaws or as to which the Act confers jurisdiction on the Utah State courts; (d) any action to interpret, apply, enforce or determine the validity of these Articles of Incorporation or the Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine to the extent recognized under the laws of Utah. Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. District Court for the District if Utah located in Salt Lake City, Utah, shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or any successor thereto or, to the fullest extent permitted by law, under the Securities Exchange Act of 1934, or any successor thereto. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 1 of this Article 10. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

Section 2. Board Authority and Certain Corporate Opportunities. All of the powers of this Corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. Without limiting the foregoing, if a director of the Corporation is also a partner, member, stockholder or employee of a Fund (as defined below) or an entity that manages a Fund (an “Investor”), and in his or her capacity as an Investor, and not as a director, acquires knowledge of a potential transaction or matter that may be a corporate opportunity both for the Fund and the Corporation (a “Corporate Opportunity”), then the Board of Directors is authorized to declare such Corporate Opportunity belongs to the Fund and not to the Corporation and, upon such declaration, (i) the Corporation, to the extent allowed by law, will have waived any claim that the Investor or the Fund should have presented the Corporate Opportunity to the Corporation or any of its affiliates; and (ii) such director shall, to the extent permitted by law, shall have no fiduciary duty, duty of loyalty or other duty or obligation to the Corporation and its stockholders with respect to such Corporate Opportunity, provided, such director acts in good faith and in compliance with the Utah Revised Business Corporation Act Sections 16-10a-840 to -853. As used in this Article 10, the term “Fund” refers to a holder of capital stock of the Corporation that is an institutional investor in the business of investing in private companies, including companies other than the Corporation.

Section 3. Determinations by the Board of Directors. In case of an ambiguity in the application of any provision of these Articles of Incorporation, in any Designation or in the meaning of any term or definition set forth herein or therein, the Board of Directors, or a committee thereof, shall have the power to determine, in its sole discretion, the application of any such provision or any such term or definition with respect to any situation based on the requirements of the Utah Revised Business Corporation Act and the circumstances and facts believed in good faith by the Board of Directors. A determination of the Board of Directors (or a committee thereof, as applicable) in accordance with the preceding sentence shall be conclusive and binding on the stockholders of the Corporation. Such determination shall be evidenced in a writing adopted by the Board of Directors (or a committee thereof, as applicable), and such writing shall be made available for inspection by any holder of capital stock of the Corporation at the principal executive offices of the Corporation.

ARTICLE 11

SEVERABILITY; AMENDMENT TO ARTICLES OF INCORPORATION

If any provision of these Articles of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Articles of Incorporation (including without limitation, all portions of any section of these Articles of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, which is not invalid, illegal, or unenforceable) shall remain in full force and effect.

Subject to any express provision to the contrary contained in any Designation for any outstanding class or series of Preferred Stock, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Utah, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law with respect to any modification of these Articles of Incorporation, the Bylaws of the Corporation, any Designation or otherwise (but in addition to any affirmative vote of the holders of any such particular class or series of the capital stock required thereunder), the affirmative vote of the holders of at least a two-thirds (2/3) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally on the matter shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles 7, 9 or 11 of these Articles of Incorporation.

ARTICLE 12

EXEMPTION FROM UTAH CONTROL SHARES ACQUISITIONS ACT

The Utah Control Share Acquisition Act, Section 61-6-1 et seq. of the Utah Code, as amended, shall not apply to control share acquisitions of shares of the Corporation. This election is made in accordance with the provisions of Section 61-6-6 of the Utah Code.

[ARTICLE 13 FOLLOWS ON NEXT PAGE]

ARTICLE 13

INCORPORATOR

The name and address of the incorporator is:

Joseph F. Voyticky

4988 S. Timber Way, #312
Holladay, Utah 84117

IN WITNESS WHEREOF, I, Joseph F. Voyticky, have executed these Articles of Incorporation in duplicate this 16th day of February, 2023, and say:

That I am the sole incorporator herein; that I am of age eighteen (18) years or more and I have read these Articles of Incorporation; know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged upon information and belief and as to those matters I believe to be true.

By:	/s/ Joseph F. Voyticky
Joseph F. Voyticky
Incorporator

[ATTACHMENTS TO THESE ARTICLES OF INCORPORATION FOLLOW]

ATTACHMENT A

To the Articles of Incorporation of Max International, Inc.

Designation of Series A Convertible Redeemable Preferred Stock

Reference is made to the Articles of Incorporation of Max International, Inc. to which this Attachment A (this “Series A Designation”) is attached and of which it is a part. All capitalized terms used in this Series A Designation that are not defined herein but are defined in the Articles of Incorporation shall have the meanings ascribed to them in the Articles of Incorporation.

The Series A Preferred Stock (also interchangeably referred to herein as the “Series A Preferred Shares”) authorized and issued by the Corporation shall have the designations, powers, preferences and rights, and the qualifications, limitations or restrictions (in addition to any other designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to both the Series A Preferred Shares and the Corporation’s Preferred Stock generally), as follows:

1.             Authorization. The number of shares of Series A Preferred Stock authorized to be issued and the par value for each such share shall be as set forth in Section 3(ii) of Article 5 of the Articles of Incorporation.

2.             Rank. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(i)	Senior and prior to the Common Stock of the Corporation, and any additional class or series of Preferred Stock which may be issued by the Corporation and designated in the Articles of Incorporation (by amendment or otherwise) or in a Designation establishing such additional Preferred Stock as ranking junior to the Series A Preferred Shares. Any shares of the Corporation’s capital stock which are junior to the Series A Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Junior Dividend Shares” and any shares which are junior to the Series A Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Junior Liquidation Shares”.

(ii)	Pari passu with any additional series of Preferred Stock which may be issued by the Corporation and designated in the Articles of Incorporation (by amendment or otherwise) or in a Designation establishing such additional Preferred Stock as ranking equal to the Series A Preferred Shares or which do not state they are Junior Dividend Shares or Senior Dividend Shares (as defined below) with respect to the Series A Preferred Shares. Any shares of the Corporation’s capital stock which are equal to the Series A Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Parity Dividend Shares” and any shares which are equal to the Series A Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Parity Liquidation Shares”. For the avoidance of doubt, it is understood that the Series B Preferred Stock shall be Parity Dividend Shares and Parity Liquidation Shares with the Series A Preferred Stock.

(iii)	Junior to any additional series of Preferred Stock which may be issued by the Corporation and designated in the Articles of Incorporation (by amendment or otherwise) or in a Designation establishing such additional Preferred Stock as ranking senior to the Series A Preferred Shares. Any shares of the Corporation’s capital stock which are senior to the Series A Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Senior Dividend Shares” and any shares which are senior to the Series A Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Senior Liquidation Shares”.

3.	Dividends.

(a)           The dividend rate on the Series A Preferred Stock shall be 10% of the Reference Price (defined below) per share per annum. Dividends on Series A Preferred Shares shall be fully cumulative, accruing, without interest, from the date of original issuance of the series through the date of redemption or conversion thereof, and to the extent so declared by the Board of Directors shall be payable in arrears on December 31 of each year, commencing December 31, 2023, except that if such date is not a Business Day then to the extent so declared by the Board of Directors the dividend shall be payable on the first immediately succeeding Business Day (as used herein, the term “Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the jurisdiction where the Corporation maintains it principal business bank account) (each such date being hereinafter referred to as a “Dividend Payment Date”). To the extent the Board of Directors does not declare a dividend on the Series A Preferred Shares in cash on any Dividend Payment Date or if any Stock Payment Condition is not met as of such date, the Corporation shall pay such dividends in kind by issuing to the Holder thereof fully paid and nonassessable shares of Series A Preferred Shares (such dividends paid in such form being herein called “PIK Dividends”). PIK Dividends shall be paid by delivering to each record Holder a number of additional shares of Series A Preferred Shares (“PIK Dividend Shares”) determined by dividing (x) the total aggregate dollar amount of dividends then payable with respect to Series A Preferred Shares owned by such record Holder on the record date as of the applicable Dividend Payment Date that the Corporation proposes to pay as PIK Dividends rather than in cash (rounded to the nearest whole cent) by (y) the Reference Price (defined below) for a share of Series A Preferred Stock. Any decision by the Corporation to pay all or any portion of the dividends on the Series A Preferred Shares in cash rather than in PIK Dividend Shares shall be irrevocable unless any Stock Payment Condition ceases to be satisfied on or prior to the Dividend Payment Date, in which case the dividend payable on the Series A Preferred Shares shall be payable entirely in PIK Dividend Shares on the Dividend Payment Date. The Corporation may issue fractional shares of Series A Preferred Stock when issuing PIK Dividend Shares pursuant to this subparagraph, provided that the Corporation may at any time elect to round the number of Series A Preferred Shares issued to any Holder up to the nearest whole number at any time. Each dividend shall be paid to the Holders of record of Series A Preferred Shares as they appear on the stock register of the Corporation on the record date established in connection with the Dividend Payment Date, which shall be not less than 10 nor more than 60 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends payable on each Dividend Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent. Dividends on account of arrearages for any past Dividend Payment Date may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to Holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of Series A Preferred Shares called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption. The Holders of Series A Preferred Shares shall not be entitled to any dividends other than the dividends provided for in this paragraph 3.

(b)           No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full unpaid cumulative dividends on the Series A Preferred Shares have been or contemporaneously are declared and paid or declared and set aside for payment, in cash or through the issuance of PIK Dividend Shares, for all accrued dividends through the most recent Dividend Payment Date falling on or prior to the date of the proposed dividend. Unless dividends accrued and payable but unpaid on Series A Preferred Shares and any Parity Dividend Shares at the time outstanding have been paid or satisfied in full, all cash dividends declared by the Corporation upon Series A Preferred Shares or any Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any cash dividends declared on any such Series A Preferred Shares and such Parity Dividend Shares shall bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on Series A Preferred Shares and the other Parity Dividend Shares at that same level of priority, respectively, bear to each other.

(c)            If at any time the Corporation has failed to (x) pay in cash or set apart cash for payment all accrued dividends on any Series A Preferred Shares through the then most recent Dividend Payment Date and (y) set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next Dividend Payment Date, the Corporation shall not:

(i)	declare or pay or set aside for payment any dividend or other distribution on or with respect to the Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of capital stock of the Corporation ranking junior to Series A Preferred Shares both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation (“Junior Stock”), or options, warrants or rights to subscribe for or purchase shares of Junior Stock); or

(ii)	redeem, purchase or otherwise acquire, or pay into, set apart money or make available for a sinking or other analogous cash fund for the redemption, purchase or other acquisition of, any Series A Preferred Shares (unless all of the Series A Preferred Shares are concurrently redeemed), Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock for any consideration (except by conversion into or exchange for Junior Stock); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of such Common Stock shall not exceed $250,000 during any twelve month period, unless, in each such case, all dividends accrued on Series A Preferred Shares through the most recent Dividend Payment Date and on any Parity Dividend Shares have been or contemporaneously are declared and paid in cash in full.

(d)           Any reference to “distribution” contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.	Liquidation.

(a)           The liquidation value per share of Series A Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be an amount equal to the Reference Value, subject to adjustment in the event of a stock split, stock dividend or similar event applicable to the Series (the “Purchase Price”), plus an amount equal to the cash value of dividends accrued and unpaid thereon, whether or not declared, to the payment date (the “Liquidation Value”).

(b)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (a “Liquidation Event”), the Holders (i) shall not be entitled to receive the Liquidation Value of the Series A Preferred Shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the Liquidation Value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the Liquidation Value to which the Holders arc entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation. if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of Parity Liquidation Shares are entitled were paid in full.

(c)            For purposes of this paragraph 4, a Change of Control shall be treated as a Liquidation Event and shall entitle each Holder to receive, upon the consummation of such Change of Control, and at such Holder’s option, cash in an amount equal to the Liquidation Value of such Holder’s Series A Preferred Shares.

(d)           The Corporation shall, no later than the date on which a Liquidation Event occurs or is publicly announced, deliver to each Holder at its address on file with the Corporation written notice of any Liquidation Event, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable.

(e)            Whenever the distribution provided for in this paragraph 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

5.	Optional Redemption.

(a)            Subject to the restrictions in paragraph 3(c)(ii), the Series A Preferred Shares will be redeemable at the option of the Corporation, in whole or in part (an “Optional Redemption”), at any time following the satisfaction of each of the Stock Payment Conditions (an “Optional Redemption Period”); provided, however, that no Optional Redemption may occur during the Optional Redemption Period following the occurrence and during the continuance of a Fundamental Change. The date on which the Series A Preferred Shares are redeemed is referred to herein as the “Optional Redemption Date”. The redemption price for the Series A Preferred Stock will be payable in cash and equal to, per share, the Purchase Price together with an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared or whether funds are legally available for the payment thereof, through the Optional Redemption Date (the “Optional Redemption Price”). The aggregate payment to each Holder to be redeemed will be rounded to the nearest cent.

(b)           The Corporation shall deliver to each Holder, at its address on file with the Corporation, notice of an Optional Redemption (an “Optional Redemption Notice”) not less than 30 nor more than 60 days prior to the date fixed in such notice as the Optional Redemption Date. An Optional Redemption Notice shall state (i) that the Corporation has elected to redeem all or a portion of the Series A Preferred Shares, as specified in such notice, (ii) the Optional Redemption Price, (iii) the Optional Redemption Date, (iv) that, unless the Corporation defaults in the payment of the Optional Redemption Price, all Series A Preferred Shares called for redemption shall cease to accrue dividends after the Optional Redemption Date and shall cease to be outstanding after such date, and (v) any other information required by applicable law to be included therein. An Optional Redemption Notice, once delivered by the Corporation, shall be irrevocable unless any Stock Payment Condition ceases to be satisfied for any reason or a Fundamental Change occurs at any time after delivering such notice and continues through the Optional Redemption Date, in which case such notice shall be deemed revoked. On or after the Optional Redemption Date, (i) each Holder shall deliver the certificate or certificate, if any, representing such Holder’s Series A Preferred Shares to be redeemed to the Corporation at the place designated in the Optional Redemption Notice and (ii) immediately upon such delivery, the Corporation shall deliver the Optional Redemption Price for such Series A Preferred Shares to such Holder by wire transfer of immediately available funds to such account as such Holder shall designate in writing prior to the Optional Redemption Date. If less than all of a Holder’s Series A Preferred Shares are redeemed and if the Series A Preferred Shares are uncertificated, a new certificate shall be issued to such Holder representing such Holder’s unredeemed Series A Preferred Shares, as needed.

(c)            If an Optional Redemption Notice has been delivered to each Holder pursuant to this paragraph 5 and if, on or before the Optional Redemption Date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series A Preferred Shares so called for redemption, then, notwithstanding that any certificates for such shares that may have been issued have not been surrendered for cancellation and notwithstanding any failure on the part of a Holder to provide wiring instructions for payment of the Optional Redemption Price owed to such Holder, on the Optional Redemption Date dividends shall cease to accrue on the Series A Preferred Shares to be redeemed and at the close of business on the Optional Redemption Date the Holders of such shares shall cease to be stockholders with respect to those redeemed shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the Optional Redemption Price upon surrender (and endorsement, if required by the Corporation) of any such certificates or upon the provision of wiring or other reasonable payment instructions, as applicable, and such Series A Preferred Shares subject to the Optional Redemption shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the Corporation, after which reversion the Holders of such shares so called for redemption shall look only to the Corporation for the payment of the Optional Redemption Price therefor. Any interest accrued on funds so deposited shall be the property of and paid to the Corporation from time to time.

(d)           If an Optional Redemption Notice has been delivered pursuant to this paragraph 5, and any Holder shall, prior to the close of business on the Optional Redemption Date, give written notice to the Corporation pursuant to paragraph 7 below of the conversion of any or all of the shares to be redeemed held by the Holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 7 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the Holder of such shares to receive the dividend payable thereon as provided in paragraph 7 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

(e)            In every case of redemption of less than all of the outstanding Series A Preferred Shares pursuant to this paragraph 5, the Series A Preferred Shares to be redeemed shall be selected pro rata on the basis of the number of Series A Preferred Shares owned by each Holder as of the date on which the Optional Redemption Notice is delivered to the Holders, provided that in such a case only whole shares shall be selected for redemption. Notwithstanding the foregoing, the Corporation shall not redeem any of the Series A Preferred Shares at any time outstanding unless all dividends accrued and in arrears upon all Series A Preferred Shares then outstanding shall have been paid in full on or before the Optional Redemption Date.

6.	[Reserved].

7.	Conversion.

(a)            Right to Convert. Following the conclusion of the Reg A Offering, each Holder shall have the right to convert, at any time and from time to time, all or any part of the Series A Preferred Shares held by such Holder into such number of fully paid and non-assessable shares of the Corporation’s Class A Common Stock (“Conversion Shares”) as is determined in accordance with the terms hereof (a “Conversion”).

(b)           Conversion Notice. In order to convert Series A Preferred Shares, a Holder shall send to the Secretary of the Corporation by electronic transmission, at any time prior to 3:00 p.m., Mountain time, on the Business Day on which such Holder wishes to effect such Conversion (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I to this Series A Designation (a “Conversion Notice”), stating the number of Series A Preferred Shares to be converted. The Holder shall promptly thereafter send to the Corporation the Conversion Notice and, if any, the certificate or certificates for the Series A Preferred Shares being converted. Within one (1) Business Day of receipt of the Conversion Notice, the Corporation shall (i) calculate the amount of dividends accrued (but remaining unpaid) on the Series A Preferred Shares being converted (the “Calculated Dividends”), (ii) calculate of the number of Conversion Shares issuable upon such Conversion as of the Conversion Date (the “Calculated Share Number”) in accordance with the formula set forth in paragraph 7(c) below setting forth the basis for each component thereof, including the details relating to any adjustments made to the Conversion Price determined in accordance with paragraph 7(f) below (the “Conversion Date Price”) and (iii) notify the relevant Holder of the Calculated Dividends, Calculated Share Number and the Conversion Date Price in reasonable detail. If applicable, the Corporation shall issue a new certificate for Series A Preferred Shares to the Holder in the event that less than all of the Series A Preferred Shares represented by any such certificate are converted; provided, however, that the failure of the Corporation to deliver such new certificate, if any, shall not affect the rights of the Holder with respect to any portion of the Holder’s Series A Preferred Stock not being converted (and such Holder shall have the right to submit a further Conversion Notice with respect to such Series A Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the required certificate at the time that it submits such further Conversion Notice). Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Conversion Shares to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Calculated Dividends, Conversion Date Price or Calculated Share Number as the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price following any adjustment thereof), the Holder shall send a written notice (a “Dispute Notice”) of such dispute to the Corporation, showing in reasonable detail the Holder’s calculation of the Calculated Dividends, Conversion Date Price and the Calculated Share Number, determined in accordance with this paragraphs 3 and 7, as applicable. Regardless of any such dispute, the Corporation shall issue to such Holder the Calculated Share Number of Conversion Shares (as calculated by the Corporation) within the time periods specified in paragraph 7(d) below. The Corporation shall submit any disputed calculations to an independent certified public accounting firm (other than the Corporation’s regularly retained accountants) within five (5) Business Days following the Corporation’s receipt of a Dispute Notice from the relevant Holder that a dispute exists. The Corporation shall cause such accountant to calculate the Calculated Dividends, Conversion Date Price and Calculated Share Number as of the Conversion Date as provided herein and to notify the Corporation and such Holder of the results in writing no later than five (5) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)            Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a Holder pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Value of such Holder’s Series A Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(d)           Delivery of Conversion Shares. The Corporation shall, within five (5) Business Days following the later of: (i) the date on which the Corporation receives a Conversion Notice from a Holder pursuant to paragraph 7(b), above, and (ii) if the Series A Preferred Stock is evidenced by physical certificates, the date on which the Corporation receives the related Series A Preferred Stock certificates (such fifth Business Day, the “Delivery Date”), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 7(c) above (and if such Conversion Shares are represented by a certificate, with such legends as may be reasonable and customary or required by the Articles of Incorporation, the Bylaws of the Corporation, any purchase agreement entered into by the Holder for its Series A Preferred Shares or applicable law), provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto.

(e)            Fractional Conversion Shares. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be rounded up to the next closest whole number of Conversion Shares.

(f)            Conversion Price Defined. The term “Conversion Price” shall mean the lowest price per share at which the Corporation has offered its Class A Common Stock for sale in any Reg A Offering, subject to adjustment from time to time as follows:

(i)	In the event that the Corporation shall (A) pay a dividend or make a distribution, in shares of Class A Common Stock, on any class of Capital Stock of the Corporation or any subsidiary which is not directly or indirectly wholly owned by the Corporation, (B) split or subdivide its outstanding Class A Common Stock into a greater number of shares, or (C) combine its outstanding Class A Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of each share of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of the Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(f)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Class A Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Class A Common Stock under clause (ii) below.

(ii)	No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this paragraph 7(f)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7(f) shall be made to the nearest cent or nearest 1/100th of a share.

(iii)	The Corporation from time to time may reduce the Conversion Price by any amount for any period of time in the discretion of the Board of Directors.

(g)           Effects of Mergers and Other Changes. In case of any reclassification of the Class A Common Stock (other than in a transaction to which paragraph 7(f)(i) applies), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Class A Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series A Preferred Share then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock of the Corporation into which a share of the Series A Preferred Stock might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Class A Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, subject to adjustment as provided in paragraph 7(f) above following the date of consummation of such transaction. As a condition to any such transaction, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be. shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(h)           Certain Notices to Holders. If:

(i)             the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(g); or

(ii)            there shall be any reclassification or change of the Class A Common Stock (other than a subdivision or combination of its outstanding Class A Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(iii)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, the Corporation shall cause to be filed with the Transfer Agent for the Series A Preferred Shares and shall cause to be delivered to each Holder, at its address on file with the Corporation, a notice stating (A) the record date established for the purpose of identifying the holders of Class A Common Stock of record that will be entitled to any related dividend, distribution or rights arising therefrom of affected thereby or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 7(h). Such notice shall be sent by the Corporation to the Holders no later than the 20th day prior to the dates identified in the preceding clauses (A) and (B), as applicable.

8.             Status of Shares. All Series A Preferred Shares that are at any time redeemed or converted pursuant to paragraph 5, 6 or 7 above, and all Series A Preferred Shares that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

9.           Voting. Except for matters on which the Series A Preferred Shares shall be entitled by law or by the express terms hereof to vote as a separate series or class, the Series A Preferred Shares shall not be entitled to vote.

10.         Series A Preferred Stock Protective Provision. So long as any Series A Preferred Shares remain outstanding, the Corporation, shall not, without the vote or written consent by the holders of at least a majority of the outstanding Series A Preferred Shares, voting together as a single class:

(i)	Amend, modify, add, repeal or waive any provision of this Series A Designation or otherwise take any action that adversely affects any powers, rights, preferences, privileges or restrictions of the Series A Preferred Stock;

(ii)	Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous fund for such purpose) any share or shares of the Series A Preferred Stock, Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock, except for (a) a transaction in which all outstanding Series A Preferred Shares are concurrently redeemed, purchased or otherwise acquired, (b) conversions into or exchanges for Junior Stock, (c) redemption in accordance with paragraph 5 or 6 hereof; or (d) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment, provided that the total amount applied to the repurchase of shares of such Common Stock shall not exceed $250,000 during any twelve month period;

(iii)	Authorize or issue, or obligate itself to issue, any debt security, or otherwise incur indebtedness for borrowed money (other than (a) to a strategic investor, (b) pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors, or (c) pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization (collectively, “Permitted Debt”));

(iv)	issue any securities of the Corporation ranking senior to Series A Preferred Shares either as to the payment of dividends or as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation; provided, that the Corporation may issue Permitted Debt;

(v)	increase the authorized number of shares of the Series; or

(vi)	re-issue any Series A Preferred Shares which have been converted or redeemed in accordance with the terms hereof.

In the event that the Holders of at least a majority of the outstanding Series A Preferred Shares agree to allow the Corporation to alter or change the rights, preferences or privileges of the Series pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Series A Preferred Shares then outstanding.

11.           Certain Definitions. As used in this Series A Designation, the following terms shall have the following respective meanings:

“Affiliate” of any specified person or entity means any other person or entity directly or indirectly controlling or controlled by or under common control with such specified person or entity. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation; or (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of: he directors at the time of such replacement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated under it.

“Fundamental Change” means any of the following events or circumstances: (i) a Change of Control occurs or (ii) a Liquidation Event occurs or is publicly announced by or with respect to the Corporation.

“Holder” means any holder of Series A Preferred Shares, all of such holders being the “Holders”.

“Reference Value” means a price equal to $10.00 per share of the Series A Preferred Stock.

“Reg A Offering” means an offering by the Corporation of its Class A Common Stock for sale to the public pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. The “conclusion” of the Reg A Offering shall include the termination of any “lock-up” period following the Reg A Offering to which the Corporation or any of its shareholders may be subject.

“Senior Secured Credit Facility” means (i) that certain a senior, secured Amended and Restated Loan and Security Agreement, dated as of December 29, 2021, among East West Bank, as lender, and the Corporation as borrower (as amended, restated, supplemented, refinanced, or otherwise modified from time to time and (ii) any and all obligations arising under or related thereto, including any additional bank products with East West Bank with respect to which the Corporation or any of its Affiliates may have outstanding obligations.

“Stock Payment Condition” means each of the following events, circumstances, or conditions:

(i)	the satisfaction of and indefeasible payment in full of all obligations and liabilities arising from or related to the Senior Secured Credit Facility and

(ii)	there being no Fundamental Change, or an event that with the giving of notice or lapse of time (or both) would constitute a Fundamental Change, that has occurred and is continuing on the relevant date of determination.

[ANNEX I FOLLOWS THIS PAGE]

ANNEX I

CONVERSION NOTICE

As of the date written below, the undersigned hereby elects to convert shares of Series A Convertible Redeemable Preferred Stock, [represented by stock certificate No(s). _________________] and of which the undersigned is the sole holder (or, if applicable the undersigned represent all of the holders thereof), into shares of Class A Common Stock (“Common Stock”) of Max International, Inc. (the “Corporation”) according to the terms and conditions of the Series A Designation appended to the Corporation’s Articles of Incorporation as Attachment A. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in or incorporated by reference in the Series A Designation.

Conversion Date: _____________________

Number of shares of Series A Preferred Stock to be Converted: __________________________

HOLDER INFORMATION:

Holder Name Printed: __________________

Address: _____________

                 _____________

Phone: ____________

Email: _____________

Signature:
Name:
Title:
Date:

[Attach additional sheets with the Holder Information of all additional joint Holders of the Series A Preferred Stock being converted.]

By signing this Conversion Notice, you acknowledge that all joint Holders that are listed in the corporate record of the Corporation of the indicated shares being converted must sign and date this Conversion Notice for it to be valid.

ATTACHMENT B

To the Articles of Incorporation of Max International, Inc.

Designation of Series B 15% Convertible Redeemable Preferred Stock

Reference is made to the Articles of Incorporation of Max International, Inc. to which this Attachment B (this “Series B Designation”) is attached and of which it is a part. All capitalized terms used in this Series B Designation that are not defined herein but are defined in the Articles of Incorporation shall have the meanings ascribed to them in the Articles of Incorporation.

The Series B Preferred Stock (also interchangeably referred to herein as the “Series B Preferred Shares”) authorized and issued by the Corporation shall have the designations, powers, preferences and rights, and the qualifications, limitations or restrictions (in addition to any other designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to both the Series B Preferred Shares and the Corporation’s Preferred Stock generally), as follows:

1.            Authorization. The number of shares of Series B Preferred Stock authorized to be issued and the par value for each such share shall be as set forth in Section 3(ii) of Article 5 of the Articles of Incorporation.

2.            Rank. The Series B Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(i)	Senior and prior to the Common Stock of the Corporation, and any additional class or series of Preferred Stock which may be issued by the Corporation and designated in the Articles of Incorporation (by amendment or otherwise) or in a Designation establishing such additional Preferred Stock as ranking junior to the Series B Preferred Shares. Any shares of the Corporation’s capital stock which are junior to the Series B Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Junior Dividend Shares” and any shares which are junior to the Series B Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Junior Liquidation Shares”.

(ii)	Pari passu with any additional series of Preferred Stock which may be issued by the Corporation and designated in the Articles of Incorporation (by amendment or otherwise) or in a Designation establishing such additional Preferred Stock as ranking equal to the Series B Preferred Shares or which do not state they are Junior Dividend Shares or Senior Dividend Shares (as defined below) with respect to the Series B Preferred Shares. Any shares of the Corporation’s capital stock which are equal to the Series B Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Parity Dividend Shares” and any shares which are equal to the Series B Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Parity Liquidation Shares”. For the avoidance of doubt, it is understood that the Series A Preferred Stock shall be Parity Dividend Shares and Parity Liquidation Shares with the Series B Preferred Stock.

(iii)	Junior to any additional series of Preferred Stock which may be issued by the Corporation and designated in the Articles of Incorporation (by amendment or otherwise) or in a Designation establishing such additional Preferred Stock as ranking senior to the Series B Preferred Shares. Any shares of the Corporation’s capital stock which are senior to the Series B Preferred Shares with respect to the payment of dividends arc hereinafter referred to as “Senior Dividend Shares” and any shares which are senior to the Series B Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Senior Liquidation Shares”.

3.	Dividends.

(a)            The dividend rate on the Series B Preferred Stock shall be 15% of the Reference Price (defined below) per share per annum. Dividends on Series B Preferred Shares shall be fully cumulative, accruing, without interest, from the date of original issuance of the series through the date of redemption or conversion thereof, and to the extent so declared by the Board of Directors shall be payable in arrears on December 31 of each year, commencing December 31, 2023, except that if such date is not a Business Day then to the extent so declared by the Board of Directors the dividend shall be payable on the first immediately succeeding Business Day (as used herein, the term “Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions arc legally authorized to close in the jurisdiction where the Corporation maintains it principal business bank account) (each such date being hereinafter referred to as a “Dividend Payment Date”). To the extent the Board of Directors does not declare a dividend on the Series B Preferred Shares in cash on any Dividend Payment Date or if any Stock Payment Condition is not met as of such date, the Corporation shall pay such dividends in kind by issuing to the Holder thereof fully paid and nonassessable shares of Series B Preferred Shares (such dividends paid in such form being herein called “PIK Dividends”). PIK Dividends shall be paid by delivering to each record Holder a number of additional shares of Series B Preferred Shares (“PIK Dividend Shares”) determined by dividing (x) the total aggregate dollar amount of dividends then payable with respect to Series B Preferred Shares owned by such record Holder on the record date as of the applicable Dividend Payment Date that the Corporation proposes to pay as PIK Dividends rather than in cash (rounded to the nearest whole cent) by (y) the Reference Price (defined below) for a share of Series B Preferred Stock. Any decision by the Corporation to pay all or any portion of the dividends on the Series B Preferred Shares in cash rather than in PIK Dividend Shares shall be irrevocable unless any Stock Payment Condition ceases to be satisfied on or prior to the Dividend Payment Date, in which case the dividend payable on the Series B Preferred Shares shall be payable entirely in PIK Dividend Shares on the Dividend Payment Date. The Corporation may issue fractional shares of Series B Preferred Stock when issuing PIK Dividend Shares pursuant to this subparagraph, provided that the Corporation may at any time elect to round the number of Series B Preferred Shares issued to any Holder up to the nearest whole number at any time. Each dividend shall be paid to the Holders of record of Series B Preferred Shares as they appear on the stock register of the Corporation on the record date established in connection with the Dividend Payment Date, which shall be not less than 10 nor more than 60 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends payable on each Dividend Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent. Dividends on account of arrearages for any past Dividend Payment Date may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to Holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of Series B Preferred Shares called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption. The Holders of Series B Preferred Shares shall not be entitled to any dividends other than the dividends provided for in this paragraph 3.

(b)           No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full unpaid cumulative dividends on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and set aside for payment, in cash or through the issuance of PIK Dividend Shares, for all accrued dividends through the most recent Dividend Payment Date falling on or prior to the date of the proposed dividend. Unless dividends accrued and payable but unpaid on Series B Preferred Shares and any Parity Dividend Shares at the time outstanding have been paid or satisfied in full, all cash dividends declared by the Corporation upon Series B Preferred Shares or any Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any cash dividends declared on any such Series B Preferred Shares and such Parity Dividend Shares shall bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on Series B Preferred Shares and the other Parity Dividend Shares at that same level of priority, respectively, bear to each other.

(c)            If at any time the Corporation has failed to (x) pay in cash or set apart cash for payment all accrued dividends on any Series B Preferred Shares through the then most recent Dividend Payment Date and (y) set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next Dividend Payment Date, the Corporation shall not:

(i)	declare or pay or set aside for payment any dividend or other distribution on or with respect to the Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of capital stock of the Corporation ranking junior to Series B Preferred Shares both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation (“Junior Stock”), or options, warrants or rights to subscribe for or purchase shares of Junior Stock); or

(ii)	redeem, purchase or otherwise acquire, or pay into, set apart money or make available for a sinking or other analogous cash fund for the redemption, purchase or other acquisition of, any Series B Preferred Shares (unless all of the Series B Preferred Shares are concurrently redeemed), Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock for any consideration (except by conversion into or exchange for Junior Stock); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of such Common Stock shall not exceed $250,000 during any twelve month period, unless, in each such case, all dividends accrued on Series B Preferred Shares through the most recent Dividend Payment Date and on any Parity Dividend Shares have been or contemporaneously are declared and paid in cash in full.

(d)           Any reference to “distribution” contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.	Liquidation.

(a)            The liquidation value per share of Series B Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be an amount equal to the Reference Value, subject to adjustment in the event of a stock split, stock dividend or similar event applicable to the Series (the “Purchase Price”), plus an amount equal to the cash value of dividends accrued and unpaid thereon, whether or not declared, to the payment date (the “Liquidation Value”).

(b)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (a “Liquidation Event”), the Holders (i) shall not be entitled to receive the Liquidation Value of the Series B Preferred Shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the Liquidation Value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the Liquidation Value to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of Parity Liquidation Shares are entitled were paid in full.

(c)            For purposes of this paragraph 4, a Change of Control shall be treated as a Liquidation Event and shall entitle each Holder to receive, upon the consummation of such Change of Control, and at such Holder’s option, cash in an amount equal to the Liquidation Value of such Holder’s Series B Preferred Shares.

(d)           The Corporation shall, no later than the date on which a Liquidation Event occurs or is publicly announced, deliver to each Holder at its address on file with the Corporation written notice of any Liquidation Event, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable.

(e)           Whenever the distribution provided for in this paragraph 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

5.             Optional Redemption.

(a)            Subject to the restrictions in paragraph 3(c)(ii), the Series B Preferred Shares will be redeemable at the option of the Corporation, in whole or in part (an “Optional Redemption”), at any time following the satisfaction of each of the Stock Payment Conditions (an “Optional Redemption Period”); provided, however, that no Optional Redemption may occur during the Optional Redemption Period following the occurrence and during the continuance of a Fundamental Change. The date on which the Series B Preferred Shares are redeemed is referred to herein as the “Optional Redemption Date”. The redemption price for the Series B Preferred Stock will be payable in cash and equal to, per share, the Purchase Price together with an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared or whether funds are legally available for the payment thereof, through the Optional Redemption Date (the “Optional Redemption Price”). The aggregate payment to each Holder to be redeemed will be rounded to the nearest cent.

(b)           The Corporation shall deliver to each Holder, at its address on file with the Corporation, notice of an Optional Redemption (an “Optional Redemption Notice”) not less than 30 nor more than 60 days prior to the date fixed in such notice as the Optional Redemption Date. An Optional Redemption Notice shall state (i) that the Corporation has elected to redeem all or a portion of the Series B Preferred Shares, as specified in such notice, (ii) the Optional Redemption Price, (iii) the Optional Redemption Date, (iv) that, unless the Corporation defaults in the payment of the Optional Redemption Price, all Series B Preferred Shares called for redemption shall cease to accrue dividends after the Optional Redemption Date and shall cease to be outstanding after such date, and (v) any other information required by applicable law to be included therein. An Optional Redemption Notice, once delivered by the Corporation, shall be irrevocable unless any Stock Payment Condition ceases to be satisfied for any reason or a Fundamental Change occurs at any time after delivering such notice and continues through the Optional Redemption Date, in which case such notice shall be deemed revoked. On or after the Optional Redemption Date, (i) each Holder shall deliver the certificate or certificate, if any, representing such Holder’s Series B Preferred Shares to be redeemed to the Corporation at the place designated in the Optional Redemption Notice and (ii) immediately upon such delivery, the Corporation shall deliver the Optional Redemption Price for such Series B Preferred Shares to such Holder by wire transfer of immediately available funds to such account as such Holder shall designate in writing prior to the Optional Redemption Date. If less than all of a Holder’s Series B Preferred Shares are redeemed and if the Series B Preferred Shares are uncertificated, a new certificate shall be issued to such Holder representing such Holder’s unredeemed Series B Preferred Shares, as needed.

(c)           If an Optional Redemption Notice has been delivered to each Holder pursuant to this paragraph 5 and if, on or before the Optional Redemption Date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series B Preferred Shares so called for redemption, then, notwithstanding that any certificates for such shares that may have been issued have not been surrendered for cancellation and notwithstanding any failure on the part of a Holder to provide wiring instructions for payment of the Optional Redemption Price owed to such Holder, on the Optional Redemption Date dividends shall cease to accrue on the Series B Preferred Shares to be redeemed and at the close of business on the Optional Redemption Date the Holders of such shares shall cease to be stockholders with respect to those redeemed shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the Optional Redemption Price upon surrender (and endorsement, if required by the Corporation) of any such certificates or upon the provision of wiring or other reasonable payment instructions, as applicable, and such Series B Preferred Shares subject to the Optional Redemption shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the Corporation, after which reversion the Holders of such shares so called for redemption shall look only to the Corporation for the payment of the Optional Redemption Price therefor. Any interest accrued on funds so deposited shall be the property of and paid to the Corporation from time to time.

(d)            If an Optional Redemption Notice has been delivered pursuant to this paragraph 5, and any Holder shall, prior to the close of business on the Optional Redemption Date, give written notice to the Corporation pursuant to paragraph 7 below of the conversion of any or all of the shares to be redeemed held by the Holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 7 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the Holder of such shares to receive the dividend payable thereon as provided in paragraph 7 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

(e)            In every case of redemption of less than all of the outstanding Series B Preferred Shares pursuant to this paragraph 5, the Series B Preferred Shares to be redeemed shall be selected pro rata on the basis of the number of Series B Preferred Shares owned by each Holder as of the date on which the Optional Redemption Notice is delivered to the Holders, provided that in such a case only whole shares shall be selected for redemption. Notwithstanding the foregoing, the Corporation shall not redeem any of the Series B Preferred Shares at any time outstanding unless all dividends accrued and in arrears upon all Series B Preferred Shares then outstanding shall have been paid in full on or before the Optional Redemption Date.

6.             Series Mandatory Redemption. The Corporation shall redeem from any source of funds legally available therefor, all outstanding Series B Preferred Shares (the “Series Redemption”) on January 1, 2026 (the “Series Redemption Date”); provided that if any Stock Payment Condition is not satisfied as of the Series Redemption Date for any reason, then the Series Redemption Date shall instead be the 10th Business Day following the date on which such condition is satisfied. The Corporation shall effect such redemption on the Series Redemption Date by paying in cash in exchange for the Series B Preferred Shares to be redeemed a sum equal to the Purchase Price of such shares plus all declared or accumulated but unpaid dividends on such shares (the “Series Redemption Price”).

7.              Conversion.

(a)            Right to Convert. Following the conclusion of the Reg A Offering, each Holder shall have the right to convert, at any time and from time to time, all or any part of the Series B Preferred Shares held by such Holder into such number of fully paid and non-assessable shares of the Corporation’s Class A Common Stock (“Conversion Shares”) as is determined in accordance with the terms hereof (a “Conversion”).

(b)            Conversion Notice. In order to convert Series B Preferred Shares, a Holder shall send to the Secretary of the Corporation by electronic transmission, at any time prior to 3:00 p.m., Mountain time, on the Business Day on which such Holder wishes to effect such Conversion (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I to this Series B Designation (a “Conversion Notice”), stating the number of Series B Preferred Shares to be converted. The Holder shall promptly thereafter send to the Corporation the Conversion Notice and, if any, the certificate or certificates for the Series B Preferred Shares being converted. Within one (1) Business Day of receipt of the Conversion Notice, the Corporation shall (i) calculate the amount of dividends accrued (but remaining unpaid) on the Series B Preferred Shares being converted (the “Calculated Dividends”), (ii) calculate of the number of Conversion Shares issuable upon such Conversion as of the Conversion Date (the “Calculated Share Number”) in accordance with the formula set forth in paragraph 7(c) below setting forth the basis for each component thereof, including the details relating to any adjustments made to the Conversion Price determined in accordance with paragraph 7(f) below (the “Conversion Date Price”) and (iii) notify the relevant Holder of the Calculated Dividends, Calculated Share Number and the Conversion Date Price in reasonable detail. If applicable, the Corporation shall issue a new certificate for Series B Preferred Shares to the Holder in the event that less than all of the Series B Preferred Shares represented by any such certificate are converted; provided, however, that the failure of the Corporation to deliver such new certificate, if any, shall not affect the rights of the Holder with respect to any portion of the Holder’s Series B Preferred Stock not being converted (and such Holder shall have the right to submit a further Conversion Notice with respect to such Series B Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the required certificate at the time that it submits such further Conversion Notice). Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Conversion Shares to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Calculated Dividends, Conversion Date Price or Calculated Share Number as the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price following any adjustment thereof), the Holder shall send a written notice (a “Dispute Notice”) of such dispute to the Corporation, showing in reasonable detail the Holder’s calculation of the Calculated Dividends, Conversion Date Price and the Calculated Share Number, determined in accordance with this paragraphs 3 and 7, as applicable. Regardless of any such dispute, the Corporation shall issue to such Holder the Calculated Share Number of Conversion Shares (as calculated by the Corporation) within the time periods specified in paragraph 7(d) below. The Corporation shall submit any disputed calculations to an independent certified public accounting firm (other than the Corporation’s regularly retained accountants) within five (5) Business Days following the Corporation’s receipt of a Dispute Notice from the relevant Holder that a dispute exists. The Corporation shall cause such accountant to calculate the Calculated Dividends, Conversion Date Price and Calculated Share Number as of the Conversion Date as provided herein and to notify the Corporation and such Holder of the results in writing no later than five (5) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)           Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a Holder pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Value of such Holder’s Series B Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(d)           Delivery of Conversion Shares. The Corporation shall, within five (5) Business Days following the later of: (i) the date on which the Corporation receives a Conversion Notice from a Holder pursuant to paragraph 7(b), above, and (ii) if the Series B Preferred Stock is evidenced by physical certificates, the date on which the Corporation receives the related Series B Preferred Stock certificates (such fifth Business Day, the “Delivery Date”), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 7(c) above (and if such Conversion Shares are represented by a certificate, with such legends as may be reasonable and customary or required by the Articles of Incorporation, the Bylaws of the Corporation, any purchase agreement entered into by the Holder for its Series B Preferred Shares or applicable law), provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto.

(e)            Fractional Conversion Shares. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be rounded up to the next closest whole number of Conversion Shares.

(f)            Conversion Price Defined. The term “Conversion Price” shall mean the lowest price per share at which the Corporation has offered its Class A Common Stock for sale in any Reg A Offering, subject to adjustment from time to time as follows:

(i)             In the event that the Corporation shall (A) pay a dividend or make a distribution, in shares of Class A Common Stock, on any class of Capital Stock of the Corporation or any subsidiary which is not directly or indirectly wholly owned by the Corporation, (B) split or subdivide its outstanding Class A Common Stock into a greater number of shares, or (C) combine its outstanding Class A Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of each share of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of the Series B Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(f)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Class A Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Class A Common Stock under clause (ii) below.

(ii)	No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this paragraph 7(f)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7(f) shall be made to the nearest cent or nearest 1/100th of a share.

(iii)	The Corporation from time to time may reduce the Conversion Price by any amount for any period of time in the discretion of the Board of Directors.

(g)           Effects of Mergers and Other Changes. In case of any reclassification of the Class A Common Stock (other than in a transaction to which paragraph 7(f)(i) applies), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Class A Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Series B Preferred Share then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock of the Corporation into which a share of the Series B Preferred Stock might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Class A Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, subject to adjustment as provided in paragraph 7(f) above following the date of consummation of such transaction. As a condition to any such transaction, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(g) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(h)           Certain Notices to Holders. If:

(i)             the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(g); or

(ii)            there shall be any reclassification or change of the Class A Common Stock (other than a subdivision or combination of its outstanding Class A Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(iii)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, the Corporation shall cause to be filed with the Transfer Agent for the Series B Preferred Shares and shall cause to be delivered to each Holder, at its address on file with the Corporation, a notice stating (A) the record date established for the purpose of identifying the holders of Class A Common Stock of record that will be entitled to any related dividend, distribution or rights arising therefrom of affected thereby or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 7(h). Such notice shall be sent by the Corporation to the Holders no later than the 20th day prior to the dates identified in the preceding clauses (A) and (B), as applicable.

8.             Status of Shares. All Series B Preferred Shares that are at any time redeemed or converted pursuant to paragraph 5, 6 or 7 above, and all Series B Preferred Shares that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

9.             Voting. Except for matters on which the Series B Preferred Shares shall be entitled by law or by the express terms hereof to vote as a separate series or class, the Series B Preferred Shares shall not be entitled to vote.

10.           Series B Preferred Stock Protective Provision. So long as any Series B Preferred Shares remain outstanding, the Corporation, shall not, without the vote or written consent by the holders of at least a majority of the outstanding Series B Preferred Shares, voting together as a single class:

(i)	Amend, modify, add, repeal or waive any provision of this Series B Designation or otherwise take any action that adversely affects any powers, rights, preferences, privileges or restrictions of the Series B Preferred Stock;

(ii)	Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous fund for such purpose) any share or shares of the Series B Preferred Stock, Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock, except for (a) a transaction in which all outstanding Series B Preferred Shares are concurrently redeemed, purchased or otherwise acquired, (b) conversions into or exchanges for Junior Stock, (c) redemption in accordance with paragraph 5 or 6 hereof; or (d) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus Interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment, provided that the total amount applied to the repurchase of shares of such Common Stock shall not exceed $250,000 during any twelve month period;

(iii)	Authorize or issue, or obligate itself to issue, any debt security, or otherwise incur indebtedness for borrowed money (other than (a) to a strategic investor, (b) pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors, or (c) pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization (collectively, “Permitted Debt”));

(iv)	issue any securities of the Corporation ranking senior to Series B Preferred Shares either as to the payment of dividends or as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation; provided, that the Corporation may issue Permitted Debt;

(v)	increase the authorized number of shares of the Series;

(vi)	re-issue any Series B Preferred Shares which have been converted or redeemed in accordance with the terms hereof;

(vii)	enter into any definitive agreement or commitment (which would be consummated before the Series Redemption Date) with respect to any of the foregoing; or

(viii)	cause or permit any Subsidiary to engage in or enter into any definitive agreement or commitment (which would be consummated before the Series Redemption Date) with respect to any of the foregoing.

In the event that the Holders of at least a majority of the outstanding Series B Preferred Shares agree to allow the Corporation to alter or change the rights, preferences or privileges of the Series pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Series B Preferred Shares then outstanding.

11.           Certain Definitions. As used in this Series B Designation, the following terms shall have the following respective meanings:

“Affiliate” of any specified person or entity means any other person or entity directly or indirectly controlling or controlled by or under common control with such specified person or entity. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation; or (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated under it.

“Fundamental Change” means any of the following events or circumstances: (i) a Change of Control occurs or (ii) a Liquidation Event occurs or is publicly announced by or with respect to the Corporation.

“Holder” means any holder of Series B Preferred Shares, all of such holders being the “Holders”.

“Reference Value” means a price equal to $10.00 per share of the Series A Preferred Stock.

“Reg A Offering” means an offering by the Corporation of its Class A Common Stock for sale to the public pursuant to Regulation A promulgated under the Securities Act of 1933, as amended. The “conclusion” of the Reg A Offering shall include the termination of any “lock-up” period following the Reg A Offering to which the Corporation or any of its shareholders may be subject.

“Senior Secured Credit Facility” means (i) that certain a senior, secured Amended and Restated Loan and Security Agreement, dated as of December 29, 2021, among East West Bank, as lender, and the Corporation as borrower (as amended, restated, supplemented, refinanced, or otherwise modified from time to time and (ii) any and all obligations arising under or related thereto, including any additional bank products with East West Bank with respect to which the Corporation or any of its Affiliates may have outstanding obligations.

“Stock Payment Condition” means each of the following events, circumstances, or conditions:

(i)	the satisfaction of and indefeasible payment in full of all obligations and liabilities arising from or related to the Senior Secured Credit Facility and

(ii)	there being no Fundamental Change, or an event that with the giving of notice or lapse of time (or both) would constitute a Fundamental Change, that has occurred and is continuing on the relevant date of determination.

[ANNEX I FOLLOWS THIS PAGE]

ANNEX I

CONVERSION NOTICE

As of the date written below, the undersigned hereby elects to convert shares of Series B 15% Redeemable Convertible Preferred Stock, [represented by stock certificate No(s). _______________] and of which the undersigned is the sole holder (or, if applicable the undersigned represent all of the holders thereof), into shares of Class A Common Stock (“Common Stock”) of Max International, Inc. (the “Corporation”) according to the terms and conditions of the Series B Designation appended to the Corporation’s Articles of Incorporation as Attachment B. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in or incorporated by reference in the Series B Designation.

Conversion Date: ________________________

Number of shares of Series B Preferred Stock to be Converted: ___________________________

HOLDER INFORMATION:

Holder Name Printed:_______________

Address:	________________________
________________________

Phone: ________________________

Email: ________________________

Signature:____________________________

Name:

Title:

Date:

[Attach additional sheets with the Holder Information of all additional joint Holders of the Series B Preferred Stock being convened.]

By signing this Conversion Notice, you acknowledge that all joint Holders that are listed in the corporate record of the Corporation of the indicated shares being converted must sign and date this Conversion Notice for it to be valid.

B-17